Exhibit 99.3

SITO Mobile Announces Changes to Board and Management Team

Shareholders Resoundingly Support the Proposals Made in the Consent Solicitation Statement

Brent Rosenthal Remains on Board and will be joined by Five New Independent Directors

Thomas J. Pallack Appointed as Interim Chief Executive Officer

JERSEY CITY, N.J., June 5, 2017 (GLOBE NEWSWIRE) — SITO Mobile, Ltd. (NASDAQ:SITO), a leading mobile engagement platform (“SITO” or the “Company”), today announced that the independent inspector of elections, which was appointed by the Company in connection with the previously-announced consent solicitation by Stephen D. Baksa, Thomas M. Candelaria and other participants, has certified written consents representing more than 57% of the Company’s outstanding shares to remove five of the six members of the Company’s Board of Directors, elect five new directors to the Company’s Board of Directors and amend and restate the Company’s Bylaws. Accordingly, effective immediately, Betsy Bernard, Richard O’Connell, Jonathan E. Sandelman, Lowell W. Robinson and Joseph Beatty have been removed from the Company’s Board. Brent Rosenthal, who will remain on the Board, will be joined on the Board by new directors Michael Durden, Itzhak Fisher, Thomas J. Pallack, Matthew Stecker and Thomas Thekkethala. The new directors will serve on the Board until the next annual meeting of shareholders, which, given their recent appointment, has been postponed until 2018.

In addition, Mr. Richard O’Connell and Mr. Lawrence Firestone, the Company’s Interim Chief Executive Officer and Interim Chief Financial Officer, respectively, will no longer serve as officers of the Company. They will be replaced immediately by Thomas J. Pallack, who will serve as Interim Chief Executive Officer, and Mark Del Priore, who will serve as Interim Chief Financial Officer. Mr. Pallack is the Co-Founder, Chief Executive Officer and Head of Sales of SBV Solutions —Strategic Business Velocity, a software sales company. He brings to our Company more than 30 years of sales, operational, financial and business development experience with global technology software companies such as Oracle, Ariba, Consilium and NCA. The Board intends to evaluate candidates, including the interim executives, to fill the Chief Executive Officer and Chief Financial Officer roles on a permanent basis.

Speaking on behalf of SITO’s newly elected Board, Brent Rosenthal added, “I am looking forward to working with SITO’s new Board members. My fellow Board members and I share a common goal for SITO Mobile – to enhance value for all of the Company’s stakeholders, including its shareholders, employees and customers, by focusing on excellence throughout the organization. We also welcome Messrs. Pallack and Del Priore to SITO Mobile. We anticipate that their extensive experience in the mobile and marketing industries and deep connections to the industry will result in substantial revenue growth, improved product offerings and increased shareholder value. The new Board is prepared and excited to immediately begin working alongside SITO’s management team to put the Company on track for long-term value creation for all shareholders. The new Board wishes the departing directors and Messrs. O’Connell and Firestone well, and we thank them and their advisors for ensuring a smooth and seamless transition process that will allow us to immediately focus on the priorities at hand.”

Speaking on the Company’s potential, Thomas J. Pallack, the interim Chief Executive Officer said, “I am excited by the technology platform that SITO has developed. By focusing on larger customers and developing our data product offerings, I believe there is an opportunity to quickly grow SITO Mobile to be one of the premier companies in the Mobile Marketing space. We will be announcing several additions to the team in the coming weeks. Together, we plan to substantially grow shareholder value and realize this Company’s full potential.”

“I look forward to working with Tom and the board to improve SITO’s shareholder relations after this contentious period,” said SITO’s Interim Chief Financial Officer, Mark Del Priore. “I intend to establish the controls and financial rigor needed throughout the organization to protect shareholder interests and increase the value of their investment in our Company.”

Biographical information for the new members of the Company’s Board of Directors will be provided in a Current Report on Form 8-K, to be filed by the Company with the Securities and Exchange Commission.

About SITO Mobile Ltd.

SITO Mobile provides a mobile engagement platform that enables brands to increase awareness, loyalty, and ultimately sales. For more information, visit www.sitomobile.com.

Cautionary Statement Regarding Certain Forward-Looking Information  This press release contains forward-looking statements. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include statements concerning the following: SITO’s plans and initiatives, campaign volume and average campaign dollars, our guidance and/or expectations for future quarters, our possible or assumed future results of operations; our business strategies; our ability to attract and retain customers; our ability to sell additional products and services to customers; our competitive position; our industry environment; our potential growth opportunities; and risks, disruption, costs and uncertainty caused by or related to the actions of activist shareholders, including that if individuals are elected to our Board with a specific agenda or if control of our Board was to abruptly change, it may adversely affect our ability to effectively implement our business strategy and create value for our shareholders and perceived uncertainties as to our future direction as a result of potential changes to the composition of our Board may lead to the perception of a change in the direction of our business, instability or a lack of continuity which may be exploited by our competitors, cause concern to our current or potential customers, and may result in the loss of potential business opportunities and make it more difficult to attract and retain qualified personnel and business partners. You should not place undue reliance on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” in our Annual Report on Form 10-K and the reports we file with the SEC. Actual events or results may vary significantly from those implied or projected by the forward-looking statements due to these risk factors. No forward-looking statement is a guarantee of future performance. You should read our Annual Report on Form 10-K and the documents that we reference in our Annual Report on Form 10-K and have filed as exhibits thereto with the Securities and Exchange Commission, or the SEC, with the understanding that our actual future results and circumstances may be materially different from what we expect. Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Contacts:

Investor Relations:

Joseph Wilkinson

SVP Investor Relations

joseph.wilkinson@sitomobile.com

Media Relations:

Alexandra Levy

Silicon Alley Media

alex@siliconalley-media.com